HUBCO, INC.
                                                        1000 MacArthur Boulevard
                                                        Mahwah, New Jersey 07430
                                                        (201) 236-2600
                                                        HUBCO, INC.
                                                        (NASDAQ:HUBC)



HUBCO, INC.:
--------------------------
Kenneth T. Neilson                                Joseph F. Hurley
Chairman, President & CEO                         Executive Vice President & CFO
(201) 236-2631                                    (201) 236-6141

FOR IMMEDIATE RELEASE
--------------------------
March 26, 1999

                              HUBCO, INC. COMPLETES
                    FIRST INTERNATIONAL BANK DEPOSIT PURCHASE

Mahwah, New Jersey, March 26, 1999 - - HUBCO, Inc. (NASDAQ:HUBC), issued a press release announcing its purchase of approximately $150 million in checking, savings and money market accounts from First International Bank. The Hartford retail branch office of First International, located at 280 Trumbull Street, will become a retail branch of Hudson United Bank.


HUBCO is a $6.8 billion bank holding company offering a full array of financial products and services to businesses and consumers.